Exhibit 99.1

4602 East Thomas Road Phoenix, Arizona 85018 Telephone: (602) 437-5400 Fax: (602) 437-1681

	Investor Contact:	Company Contact:
	Neil Berkman Associates	David D. Doty
	(310) 826-5051	Chief Financial Officer
FOR IMMEDIATE RELEASE	info@BerkmanAssociates.com	www.meadowvalley.com
Meadow Valley Files Definitive Proxy Statement and
Schedules Special Meeting of Stockholders to Approve Merger
PHOENIX, ARIZONA, December 4, 2008...MEADOW VALLEY CORPORATION (NASDAQ:MVCO) announced that to date, Meadow Valley Corporation (“Meadow Valley”) and Phoenix Parent Corp. (“Investor”) and Phoenix Merger Sub, Inc. (“Merger Sub”), both affiliates of Insight Equity I LP, have been unable to come to an agreement on an amendment to the Agreement and Plan of Merger (the “Merger Agreement”), dated July 28, 2008, among Meadow Valley, Investor and Merger Sub, to resolve Investor’s recent claim that Meadow Valley may have suffered a Material Adverse Effect (as defined in the Merger Agreement) as a result of an alleged decrease in the fair market value of Meadow Valley in excess of $6.0 million since July 28, 2008. The parties may continue to engage in discussions, although there is no assurance that will be the case. There is also no assurance that any such discussions would lead to a mutually agreeable resolution. Meadow Valley does not believe that there has been, or will be upon closing, a decrease in the fair market value of Meadow Valley in excess of $6.0 million, and intends to vigorously defend itself if Investor elects to terminate the Merger Agreement based on such a claim. The Merger Agreement remains in full force and effect and each of the parties thereto is proceeding on such basis. Meadow Valley filed its definitive proxy statement related to the merger today and has scheduled the Special Meeting of Stockholders to vote on the merger for December 26, 2008 at 11:00 a.m., Arizona time, at Doubletree Guest Suites, 320 North 44th Street, Phoenix, Arizona 85008. Meadow Valley’s Board of Directors has set November 28, 2008 as the record date for the Special Meeting of Stockholders.
Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business and its proposed acquisition by Investor based, in part, on assumptions made by management. These statements, including statements regarding the possible termination of the merger agreement and the prospect of amendments thereto, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Such forward-looking statements speak only as of the date on which they are made and Meadow Valley does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, except as may be required by law.
Additional Information and Where to Find It
In connection with the proposed transaction, a definitive proxy statement of Meadow Valley and other materials have been and will be filed with the SEC. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MEADOW VALLEY AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the definitive proxy statement as well as other documents filed with the SEC containing information about Meadow Valley at http://www.sec.gov, the SEC’s free internet site. Free copies of Meadow Valley’s SEC filings are also available on Meadow Valley’s internet site at http://www.meadowvalley.com. Furthermore, investors may obtain free copies of Meadow Valley’s SEC filings by directing such request to Meadow Valley Corporation, Attn: Corporate Secretary, 4602 East Thomas Road, Phoenix, Arizona 85018 or by requesting the same via telephone at (602) 437-5400.
Participants in the Solicitation
Meadow Valley and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Meadow Valley’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of Meadow Valley is included in its Annual Report on Form 10-K/A filed with the SEC on April 29, 2008. MORE DETAILED INFORMATION REGARDING THE IDENTITY OF POTENTIAL PARTICIPANTS, AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITIES HOLDINGS OR OTHERWISE, IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT AND OTHER MATERIALS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION.

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